ADMENDMENT TO

SUBADVISORY AGREEMENT

Reference is hereby made to the Subadvisory Agreement (the “Agreement”) dated September 14, 2004, between Wellington Management Company, LLP (“Subadvisor”) and The Managers Funds LLC, (now Managers Investment Group LLC (the “Manager”)) with respect to Managers International Equity Fund.

The Subadvisor and the Manager agree as follows:

1. Effective June 1, 2005, Schedule A of the Agreement is amended as attached.

Except as specifically supplemented hereby, all of the terms and conditions of the Subadvisory Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

MANAGERS INVESTMENT GROUP LLC

BY:
Peter M. Lebovitz
Managing Partner
DATE:

Accepted:

BY:
DATE:

Acknowledged:
THE MANAGERS FUNDS

BY:
Peter M. Lebovitz
President
DATE:

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, the Manager will pay to the Subadvisor an Allocable Share (as defined below) of the Base Fee. The “Base Fee” shall mean the quarterly fee for each calendar quarter calculated at an annual rate of: (i) 0.50% of the first $400 million of the Subadvised Net Assets (as defined below), and (ii) 0.45% of the Subadvised Net Assets in excess of $400 million. The Allocable Share shall be appropriately pro-rated for any calendar quarter during which this Agreement is in effect for only a portion of the quarter.

“Allocable Share” shall mean the ratio of (i) average daily net assets of the Fund Account to (ii) the Subadvised Net Assets.

“Subadvised Net Assets” with respect to a calendar quarter shall mean the aggregate amount of (i) the average daily net assets of the Fund Account during such calendar quarter, and (ii) the average daily net assets of the portions of each of Managers International Growth Fund and Managers Fremont Global Fund for which the Subadvisor provides investment advisory services during such calendar quarter.

ADDENDUM TO

SUBADVISORY AGREEMENT

This Addendum to Subadvisory Agreement dated as of June 3, 2005 (this “Addendum”) is made by and between Managers Investment Group LLC, as investment manager and administrator (“Managers”), and Wellington Management Company, LLP, as subadvisor (“Subadvisor”), with respect to Managers International Equity Fund (the “Fund”), a series of The Managers Funds, a Massachusetts business trust which is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

WHEREAS, Managers and Subadvisor previously entered into a Subadvisory Agreement dated as of September 20, 2004 (the “Subadvisory Agreement”) with respect to the Fund; and

WHEREAS, Managers and Subadvisor wish to provide additional terms and conditions to the Subadvisory Agreement pursuant to this Addendum regarding the portfolio management services provided by Subadvisor to permit Subadvisor and the Fund to rely upon the exemptions available under Rule 10f-3, Rule 12d3-1 and Rule 17a-10 under the 1940 Act;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Addendum and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Subadvisor’s responsibility for providing portfolio management services pursuant to Section 2 of the Subadvisory Agreement shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund.

2. Except as specifically supplemented hereby, all of the terms and conditions of the Subadvisory Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

3. This Addendum may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their respective officers or authorized representatives as of the day and year first above written.

MANAGERS INVESTMENT GROUP LLC

By:
Peter M. Lebovitz
Managing Partner

WELLINGTON MANAGEMENT COMPANY, LLP

By:
Name: ____________________
Title: Sr.Vice President

Acknowledged: THE MANAGERS FUNDS

By:
Peter M. Lebovitz
President

ADMENDMENT TO

SUBADVISORY AGREEMENT

Reference is hereby made to the Subadvisory Agreement (the “Agreement”) dated September 14, 2004, between Wellington Management Company, LLP (“Subadvisor”) and The Managers Funds LLC, (now Managers Investment Group LLC (the “Manager”)) with respect to Managers International Equity Fund.

The Subadvisor and the Manager agree as follows:

1. Effective June 1, 2005, Schedule A of the Agreement is amended as attached.

Except as specifically supplemented hereby, all of the terms and conditions of the Subadvisory Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

MANAGERS INVESTMENT GROUP LLC

BY:	[GRAPHIC]
Peter M. Lebovitz
Managing Partner

Accepted: Wellington Management Company, LLP

BY:	[GRAPHIC]

Acknowledged:
THE MANAGERS FUNDS

BY:	[GRAPHIC]
Peter M. Lebovitz
President

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, the Manager will pay to the Subadvisor an Allocable Share (as defined below) of the Base Fee. The “Base Fee” shall mean the quarterly fee for each calendar quarter calculated at an annual rate of: (i) 0.50% of the first $400 million of the Subadvised Net Assets (as defined below), and (ii) 0.45% of the Subadvised Net Assets in excess of $400 million. The Allocable Share shall be appropriately pro-rated for any calendar quarter during which this Agreement is in effect for only a portion of the quarter.

“Allocable Share” shall mean the ratio of (i) average daily net assets of the Fund Account to (ii) the Subadvised Net Assets.

“Subadvised Net Assets” with respect to a calendar quarter shall mean the aggregate amount of (i) the average daily net assets of the Fund Account during such calendar quarter, and (ii) the average daily net assets of the portions of each of Managers International Growth Fund and Managers Fremont Global Fund for which the Subadvisor provides investment advisory services during such calendar quarter.